UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2020

Axovant Gene Therapies Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-37418	98-1333697
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London, United Kingdom	SW1Y 4LB
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: +44 203 997 8931

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.00001 par value per share	AXGT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On April 29, 2020, Axovant Gene Therapies Ltd. entered into a sales agreement, or the Sales Agreement, with SVB Leerink LLC, or SVB Leerink, to sell common shares having an aggregate offering price of up to $25,000,000 from time to time through an “at-the-market” equity offering program under which SVB Leerink will act as our agent.

Under the Sales Agreement, we will set the parameters for the sale of our common shares, including the number of common shares to be issued, the time period during which sales are requested to be made, limitation on the number of common shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, SVB Leerink may sell our common shares by any method deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including without limitation sales made through The Nasdaq Global Select Market, or the Nasdaq, or on any other existing trading market for our common shares. SVB Leerink will use commercially reasonable efforts in conducting such sales activities consistent with its normal trading and sales practices, applicable state and federal laws, rules and regulations and the rules of the Nasdaq. The Sales Agreement may be terminated by us upon five days’ notice to SVB Leerink for any reason or by SVB Leerink upon five days’ notice to us for any reason or at any time under certain circumstances, including but not limited to the occurrence of a material adverse change in us. Under the terms of the Sales Agreement, we may also sell common shares to SVB Leerink acting as principal for SVB Leerink’s own account at prices agreed upon at the time of sale.

The Sales Agreement provides that SVB Leerink will be entitled to compensation for its services in an amount equal to 3% of the gross proceeds of any common shares sold under the Sales Agreement. We have no obligation to sell any common shares under the Sales Agreement, and may at any time suspend solicitation and offers under the Sales Agreement.

Our common shares sold under the Sales Agreement will be issued pursuant to our effective shelf registration statement on Form S-3 (File No. 333-215387) and the base prospectus included therein, filed with the Securities and Exchange Commission, or the SEC, on December 30, 2016 and declared effective by the SEC on January 13, 2017. On the date hereof, we have filed a prospectus supplement with the SEC in connection with the offer and sale of the common shares pursuant to the Sales Agreement.

In connection with the Sales Agreement, we terminated our existing sales agreement, dated June 22, 2018, or the Prior Sales Agreement, with Cowen and Company, LLC, or Cowen, and accompanying prospectus supplement filed with the SEC on June 22, 2018, under which we could sell common shares having an aggregate offering price of up to $75,000,000 from time to time through an “at-the-market” equity offering program under which Cowen acted as our agent. We previously sold common shares having an aggregate offering price of approximately $61,000 under the Prior Sales Agreement through the termination date of such agreement and will not make any further sales of common shares under the Prior Sales Agreement and related prospectus supplement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Conyers Dill & Pearman Limited relating to our common shares being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.
1.1	Sales Agreement, dated as of April 29, 2020, between Axovant Gene Therapies Ltd. and SVB Leerink LLC.
5.1	Opinion of Conyers Dill & Pearman Limited.
23.1	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axovant Gene Therapies Ltd.

Date: April 29, 2020	By:	/s/ David Nassif
	Name:	David Nassif
	Title:	Principal Financial Officer and Principal Accounting Officer